                                                                       EXHIBIT 1
                                                                       ---------


                       [Letterhead of SHEARMAN & STERLING]




                                November 8, 2002





Nasdaq Financial Products Services, Inc.
c/o The Nasdaq Stock Market, Inc.
1500 Broadway
New York, New York 10036

                           Re:      BLDRS Index Funds Trust
                                    consisting of four separate and distinct
                                    trust portfolios designated as:
                                    BLDRS Asia 50 ADR Index Fund,
                                    BLDRS Developed Markets 100 ADR Index Fund,
                                    BLDRS Emerging Markets 50 ADR Index Fund and
                                    BLDRS Europe 100 ADR Index Fund___________
                                    ------------------------------------------

Ladies and Gentlemen:

         We hereby consent to the filing of this letter as an exhibit to Amendment No. 2 and to the use of our name where it appears in the Registration Statement and the Prospectus.



                                                     Very truly yours,

                                                     /s/ Shearman & Sterling
                                                     -----------------------
                                                      Shearman & Sterling